Exhibit 10.15

SHAREHOLDERS AGREEMENT

BY AND AMONG

FLEX-TRAC, INC.

AND

THE SHAREHOLDERS AND OTHER PARTIES NAMED HEREIN

DATED AS OF

JANUARY 2, 2025

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SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”), dated as of January 2, 2025, is entered into by and among Flex-Trac, Inc., a Pennsylvania corporation (the “Company”), and each Person identified as a Shareholder on Schedule A attached hereto and executing a signature page hereto (each, a “Shareholder” and, collectively, the “Shareholders”), and each other Person who after the date hereof acquires securities of the Company and agrees to become a party to, and bound by, this Agreement as a Shareholder by executing a Joinder Agreement, and each other party identified on and executing a signature page hereto.

RECITALS

WHEREAS, the Company and the Shareholders desire to enter into this Agreement to set forth their respective rights and obligations in connection with their investment in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used in this Agreement shall have the meanings specified or referred to in this Section 1.01:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, including any partner, member, shareholder, or other equity holder of such Person or manager, director, officer, or employee of such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings. The company that controls Flex-Trac as of the date of this Agreement shall be deemed an Affiliate of Flex-Trac for the purposes of this Agreement at any time that this Agreement is in effect.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Award Agreement” means the Company’s written agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of any individual grant of restricted shares of Common Stock (“Awarded Shares”) to a Shareholder.

“Award Date” means the effective date of grant of the Award Shares as set forth in the Award Agreement.

“Board” means Board of Directors of the Company, or any committee to which the Board has delegated the applicable authority.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required to close.

“Capital Stock” means Common Stock and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.

“Cause” means the applicable Shareholder’s (i) deliberate misconduct having a material adverse effect on the business of the Company or any Affiliate of the Company, as applicable; (ii) demonstrable failure to perform a substantial portion of such person’s duties and responsibilities to the Company or an Affiliate of the Company, as applicable, for reasons other than Disability, which failure continues for more than 30 days after the Company or any Affiliate of the Company, as applicable, gives written notice to the Shareholder, which sets forth in reasonable detail the nature of such failure; (iii) conviction of or plea of guilty or nolo contendere to a felony; (iv) abuse of controlled substances or habitual intoxication, which activity continues for more than 30 days after the Company or any Affiliate of the Company, as applicable, gives written notice to the Shareholder of the material adverse effect of such activity on the Company or any Affiliate of the Company; or (v) material breach of obligations to the Company or any Affiliate of the Company, having a material adverse effect on the Company or any Affiliate of the Company, as applicable.

“Cessation of Service” has the meaning set forth in Section 2.04(a)(iv).

“Change of Control” means (i) a sale resulting in no less than a majority of the then outstanding voting securities of the Company on a Fully Diluted Basis being held by a Third Party Purchaser; (ii) a reorganization, recapitalization, merger, or consolidation of the Company or, if the Company is then a subsidiary of Omega Flex, Omega Flex, with or into a Third Party Purchaser; (iii) a sale or other disposition of all or substantially all of the assets of the Company or, if the Company is then a subsidiary of Omega Flex, Omega Flex, to a Third Party Purchaser; (iv) if the Company is then a Subsidiary of Omega Flex, a Transfer resulting in a majority of the then outstanding voting securities of Omega Flex on a Fully Diluted Basis ceasing to be beneficially owned, directly or indirectly, by the Person(s) that beneficially owned, directly or indirectly, a majority of the outstanding voting securities of Omega Flex on a fully diluted basis on the Award Date; or (v) if the Company is not then a Subsidiary of Omega Flex, a Transfer resulting in a majority of the then outstanding voting securities of the Company on a Fully Diluted Basis ceasing to be beneficially owned, directly or indirectly, by the Person(s) that beneficially owned, directly or indirectly, a majority of the outstanding voting securities of the Company on a fully diluted basis on the Award Date.

“Claims” has the meaning set forth in Section 3.02(a).

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“Closing” has the meaning set forth in Section 2.04(d).

“Closing Date” has the meaning set forth in Section 2.04(d).

“Common Stock” means common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization.

“Company” has the meaning set forth in the Preamble.

“Disability” means, as determined by the Company and consistent with the definition and rules used by the United States Social Security Administration, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Drag-Along Notice” has the meaning set forth in Section 2.03(c).

“Drag-Along Sale” has the meaning set forth in Section 2.03(a).

“Drag-Along Shareholder” has the meaning set forth in Section 2.03(a).

“Dragging Shareholder” has the meaning set forth in Section 2.03(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value per Share determined as follows: (i) if Shares are listed on a U.S. national securities exchange, Fair Market Value per Share shall be the closing price per Share as reported on such national securities exchange on the Business Day immediately preceding the date of measurement; (ii) if Shares are not listed on a U.S. national securities exchange but are traded over the counter, Fair Market Value per Share shall be equal to the average between the high and low sales price per Share on the most recent date on which Shares were traded, as reported by OTC Markets Group Inc. or a successor thereto; and (iii) if Shares are not so listed or traded, Fair Market Value per Share shall be determined by an independent valuation company engaged by the Company.

“Fully Diluted Basis” means, as of any date of determination: (a) with respect to all Capital Stock, all issued and outstanding Capital Stock of the Company and all Capital Stock issuable upon the exercise or conversion of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible; or (b) with respect to any specified type, class, or series of Capital Stock, all issued and outstanding shares of Capital Stock designated as such type, class, or series and all such designated shares of Capital Stock issuable upon the conversion or exercise of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

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“Indemnified Party” has the meaning set forth in Section 3.02(b).

“Indemnified Person” has the meaning set forth in Section 3.02(a).

“Joinder Agreement” means the Joinder Agreement to this Agreement in form and substance attached hereto as Exhibit A.

“Omega Flex” means Omega Flex, Inc., a Pennsylvania corporation.

“Permitted Transfer” means a Transfer of Shares carried out pursuant to Section 2.02.

“Permitted Transferee” means a recipient of a Permitted Transfer pursuant to Section 2.02.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Piggyback Maximum Number” has the meaning set forth in Section 3.01(a)(iii).

“Piggyback Registration” has the meaning set forth in Section 3.01(a).

“Plan” has the meaning set forth in Section 4.15.

“Price” has the meaning set forth in Section 2.04(c).

“Prime Rate” means, at any time, the rate of interest most recently announced by Santander Bank, N.A., or any successor thereto, at its principal office as its “prime rate,” whether or not such announced rate is the lowest rate available from Santander Bank, N.A., or any successor thereto. Each change in the rate of interest based on the Prime Rate will become effective on the date each Prime Rate change is announced by Santander Bank, N.A., or any successor thereto.

“Purchase Event” has the meaning set forth in Section 2.04(a).

“Rate” means the Prime Rate on the date of the Purchase Event, plus one percent (1%).

“Registration Expenses” has the meaning set forth in Section 3.01(c).

“Registration Statement” means a registration statement on Form S-1 or Form S-3, as applicable, under the Securities Act covering the resale to the public by the Selling Shareholders of their respective Shares.

“Related Agreements” has the meaning set forth in Section 4.06.

“Retirement” has the meaning set forth in Section 2.04(a)(iii).

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“Rule 144” has the meaning set forth in Section 2.04(e).

“Qualified Public Company Transaction” means a transaction, upon the consummation of which, the Company will have a class of equity securities registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Shareholder” means a Shareholder (other than Omega Flex) proposed to be included in any registration of securities under this Agreement.

“Shareholder” has the meaning set forth in the Preamble.

“Shares” means shares of Common Stock (including Awarded Shares) and any other Capital Stock, in each case together with any Stock Equivalents thereon, purchased, owned, or otherwise acquired by a Shareholder as of or after the date hereof, and any securities issued in respect of any of the foregoing, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or other reorganization.

“Stock Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Shares, and any option, warrant, or other right to subscribe for, purchase, or acquire Shares (disregarding any restrictions or limitations on the exercise of such rights).

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Third Party Purchaser” means any Person that, immediately prior to the contemplated transaction, is not an Affiliate of the Company.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or otherwise dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or other disposition of, any security, or any interest (including a beneficial interest) in any security, directly or indirectly owned by a Person. “Transfer”, when used as a noun, shall have a correlative meaning.

“Transferee” means a recipient of, or proposed recipient of, a Transfer, including a Permitted Transferee, as applicable, or a prospective Transferee.

“Violations” has the meaning set forth in Section 3.02(a).

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Section 1.02 Interpretation.

For purposes of this Agreement: (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits, and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II

TRANSFER

Section 2.01 General Restrictions on Transfer.

(a) Shareholders. Each Shareholder acknowledges and agrees that such Shareholder (or any Permitted Transferee of such Shareholder) shall not Transfer any Shares, except:

(i) pursuant to Section 2.02;

(ii) when required of a Drag-Along Shareholder pursuant to Section 2.03; or

(iii) pursuant to Section 2.04; and

in strict accordance with the restrictions, conditions, and procedures described in Section 2.01, Section 2.02, Section 2.03 or Section 2.04, as applicable.

(b) Transfer Restrictions. Notwithstanding any other provision of this Agreement (including Section 2.02), each Shareholder agrees that such Shareholder shall not, directly or indirectly, Transfer any of its Shares:

(i) except as permitted under the Securities Act and other applicable federal or state securities, or blue sky, laws, and then, with respect to a Transfer of Shares, if requested by the Company, only upon delivery to the Company of a written opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act; or

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(ii) if such Transfer would cause the Company or any of the Company Affiliates to be required to register as an investment company under the Investment Company Act of 1940, as amended.

(c) Joinder Agreement. Except with respect to any Transfer (i) pursuant to a Drag-Along Sale under Section 2.03 or (ii) to the Company under Section 2.04, no Transfer of Shares pursuant to any provision of this Agreement shall be deemed completed until the Transferee shall have entered into a Joinder Agreement.

(d) Transfers in Violation of this Agreement. Any Transfer, or attempted Transfer, of any Shares in violation of Article II of this Agreement, including any failure of a Transferee, as applicable, to enter into a Joinder Agreement pursuant to Section 2.01(c) above, shall be null and void, no such Transfer shall be recorded on the Company’s books, and the purported Transferee in any such Transfer shall not be treated (and the Shareholder proposing to make any such Transfer shall continue be treated) as the owner of such Shares for all purposes of this Agreement; provided, however, that Section 2.01(a), Section 2.01(c), and Section 2.02(c), and all rights and obligations of the parties contained therein, shall terminate upon the consummation of a Qualified Public Company Transaction.

Section 2.02 Permitted Transfers.

Subject to Section 2.01 above, including the requirement to enter into a Joinder Agreement pursuant to Section 2.01(c) above (as applicable):

(a) the provisions of Section 2.03 shall not apply to any Transfer of Shares by Omega Flex as the Dragging Shareholder to any of its Subsidiaries, other than the Company;

(b) any Shareholder who receives Awarded Shares may Transfer such Awarded Shares for estate planning purposes, prior to or upon the full vesting of such Awarded Shares pursuant to the terms of the applicable Award Agreement, to a trust for the benefit of such Shareholder or such Shareholder’s immediate family (which includes such Shareholder’s spouse and lineal descendants) under which such Shareholder retains voting control of the Awarded Shares; and

(c) subject to Section 2.02(b), any Shareholder may Transfer its Shares (including Awarded Shares received by such Shareholder, as applicable, upon the full vesting of such Awarded Shares pursuant to the terms of the applicable Award Agreement) only upon the prior written consent of the Board (other than a Transfer (i) by a Drag-Along Shareholder pursuant to Section 2.03 or (ii) to the Company pursuant to Section 2.04).

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Section 2.03 Drag-Along Rights.

(a) Participation. Subject to the terms and conditions specified in Section 2.01 and this Section 2.03, if any Shareholder or group of Shareholders (together with their respective Permitted Transferees) holding no less than a majority of the then outstanding shares of Common Stock of the Company (or other voting stock of the Company) on a Fully-Diluted Basis (the “Dragging Shareholder”) proposes to consummate, in one transaction or a series of related transactions, a Change of Control (a “Drag-Along Sale”), the Dragging Shareholder shall have the right, after delivering the Drag-Along Notice in accordance with Section 2.03(c) and subject to compliance with Section 2.03(d), to require that each other Shareholder (each, a “Drag-Along Shareholder”) participate in such Drag-Along Sale (including, if necessary, by converting or exercising their Stock Equivalents into the shares of Capital Stock to be sold in the Drag-Along Sale) on substantially the same terms and conditions as the Dragging Shareholder as set forth in the applicable Drag-Along Notice and in the manner set forth in Section 2.03(b).

(b) Sale of Stock; Sale of Assets. Subject to compliance with Section 2.03(d):

(i) If the Drag-Along Sale is structured as a Change of Control involving the sale of Shares, directly or indirectly, then each Drag-Along Shareholder shall sell, with respect to each class or series of Shares proposed by the Dragging Shareholder to be included in the Drag-Along Sale, the number of Shares of such class or series equal to the product obtained by multiplying (A) the number of Shares of the applicable class or series of Shares on a Fully Diluted Basis held by such Drag-Along Shareholder by (B) a fraction (1) the numerator of which is equal to the number of Shares of the applicable class or series of Shares on a Fully Diluted Basis that the Dragging Shareholder proposes to sell in the Drag-Along Sale and (2) the denominator of which is equal to the number of Shares of the applicable class or series of Shares on a Fully Diluted Basis held by the Dragging Shareholder at such time; and

(ii) If the Drag-Along Sale is structured as a Change of Control involving the sale of all or substantially all of the assets of the Company or Omega Flex or as a merger, consolidation, recapitalization, or reorganization of the Company or other transaction requiring the consent or approval of the Shareholders, then notwithstanding anything to the contrary in this Agreement, each Drag-Along Shareholder shall (A) vote (in person, by proxy, or by written consent, as requested) all of its voting securities (including any voting Shares) in favor of the Drag-Along Sale (and any related actions necessary to consummate such sale) and otherwise consent to and raise no objection to such Drag-Along Sale and such related actions and (B) refrain from taking any actions to exercise, and shall take all actions to waive, any dissenters’, appraisal, or other similar rights that it may have in connection with such transaction.

(c) Drag-Along Notice. The Dragging Shareholder shall exercise its rights pursuant to this Section 2.03 by delivering a written notice (the “Drag-Along Notice”) to the Company and each Drag-Along Shareholder no more than ten (10) days after the execution and delivery by all of the parties thereto of the definitive agreement (if any) entered into with respect to the Drag-Along Sale and, in any event, no later than twenty (20) days prior to the expected closing date of such Drag-Along Sale. The Drag-Along Notice shall make reference to the Dragging Shareholders’ rights and obligations hereunder and shall describe in reasonable detail:

(i) The name (s) of the Third Party Purchaser;

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(ii) The proposed date, time, and location of the closing of the Drag-Along Sale;

(iii) The proposed form and amount of consideration in the Drag-Along Sale, including, if applicable, the purchase price per Share of each applicable class or series of Shares to be sold and the other material terms and conditions of the Drag-Along Sale; and

(iv) A copy of any form of agreement proposed to be executed in connection therewith.

(d) Conditions of Sale. The obligations of the Drag-Along Shareholders in respect of a Drag-Along Sale under this Section 2.03 are subject to the satisfaction of the following conditions:

(i) The consideration to be received by each Drag-Along Shareholder shall be the same form and amount of consideration to be received by the Dragging Shareholder per Share of each applicable class or series of Shares and the terms and conditions of such sale shall, except as otherwise provided in Section 2.03(d)(iii), be the same as those upon which the Dragging Shareholder sells its Shares;

(ii) If the Dragging Shareholder or any Drag-Along Shareholder is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-Along Shareholders; and

(iii) Each Drag-Along Shareholder shall execute the applicable purchase agreement (and any related ancillary agreements entered into by the Dragging Shareholder in connection with the Drag-Along Sale) and make or provide the same representations, warranties, covenants, indemnities (directly to the Third-Party Purchaser and/or indirectly pursuant to a contribution agreement, as required by the Dragging Shareholder), purchase price adjustments, escrows, and other obligations as the Dragging Shareholder makes or provides in connection with the Drag-Along Sale; provided, however, that each Drag-Along Shareholder (x) shall only be obligated to make those representations and warranties that relate specifically to a Shareholder (as opposed to the Company and its business) with respect to the Drag-Along Shareholder’s title to and ownership of the applicable Shares, authorization, execution, and delivery of relevant documents, enforceability of such documents against the Drag-Along Shareholder, and other similar representations and warranties made by the Dragging Shareholder and shall not be obligated to make any of the foregoing representations and warranties with respect to any other Shareholder or their Shares, and (y) shall not be obligated to agree to any non-competition, non-solicitation or similar restrictive covenant; provided, further, that all indemnities and other obligations shall be made by the Dragging Shareholder and each Drag-Along Shareholder severally and not jointly and severally (A) with respect to breaches of representations, warranties, and covenants made by the Dragging Shareholder and the Drag-Along Shareholders, as applicable, pro rata based on the aggregate consideration received by the Dragging Shareholder and each Drag-Along Shareholder in the Drag-Along Sale, and (B) in an amount not to exceed for each of the Dragging Shareholder or any Drag-Along Shareholder, the net proceeds received by each such Shareholder in connection with the Drag-Along Sale, as applicable.

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(e) Cooperation. Subject to Section 2.03(d)(iii), each Drag-Along Shareholder shall take all actions as may be reasonably necessary to consummate the Drag-Along Sale, including entering into agreements and delivering certificates, if any, and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Shareholder.

(f) Fees and Expenses. The fees and expenses of the Dragging Shareholder incurred in connection with a Drag-Along Sale, whether or not for the benefit of all Drag-Along Shareholders, to the extent not paid or reimbursed by the Company, any Affiliate of the Company or the Third Party Purchaser, shall be borne solely by the Dragging Shareholder. The fees and expenses of each Drag-Along Shareholder incurred in connection with a Drag-Along Sale shall be borne solely by the Dragging Shareholder or the Company.

(g) Consummation of Sale. The Dragging Shareholder shall have ninety (90) days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which 90-day period may be extended for a reasonable time not to exceed one-hundred and twenty (120) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Dragging Shareholder has not completed the Drag-Along Sale, the Dragging Shareholder may not then exercise its rights under this Section 2.03 without again fully complying with the provisions of this Section 2.03.

Section 2.04 Purchase and Sale Options Upon Purchase Events.

(a) Purchase Event. The first to occur of the following events shall constitute a “Purchase Event” with respect to all of the applicable Shareholder’s Awarded Shares.

(i) Death. The death of the Shareholder, provided that the date of the Purchase Event for purposes of this Agreement shall be deemed to be the date, on which the Company receives notice of the appointment and qualification of the executor or administrator of the deceased Shareholder’s estate. As part of the Shareholder’s estate planning, such Shareholder shall instruct the Person to be appointed and qualified under Applicable Law to act as the executor or administrator of such estate (a) to promptly notify the Company of such appointment and qualification, and (b) to comply with Section 2.04(b)(i) hereof.

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(ii) Disability. The Disability of the Shareholder, provided that the date of the Purchase Event for purposes of this Agreement shall be deemed to be the date, on which the Company receives notice of the Disability of the Shareholder.

(iii) Retirement. The Shareholder’s voluntary separation from service with the Company or an Affiliate of the Company, within the meaning of Section 409A of the Internal Revenue Code, as amended, after the Shareholder’s attainment of age 67 (“Retirement”), provided that the date of the Purchase Event for purposes of this Agreement shall be the date of the Shareholder’s Retirement.

(iv) Cessation of Service. Provided the Awarded Shares have fully vested in accordance with the terms and conditions of the applicable Award Agreement, termination (through resignation, termination or otherwise, whether or not voluntary), other than as a result of death, Disability, or Retirement, of all of the Shareholder’s service with the Company or an Affiliate thereof, as an employee, officer, director, contractor and/or consultant, as the case may be, and whether or not compensated for such service, provided that service shall not be deemed to have been terminated merely because of a change in the capacity in which, or entity for which, the Shareholder renders service (“Cessation of Service”). For example, a change in status from an officer of the Company to a director of an Affiliate of the Company will not constitute a Cessation of Service. The date of the Purchase Event for purposes of this Agreement shall be the date of the Cessation of Service.

(v) Change of Control. A Change of Control, provided that the date of the Purchase Event for purposes of this Agreement shall be the date of the Change of Control.

(b) Purchase and Sale Options.

(i) Mandatory Purchase and Sale upon Death or Disability. Subject to Section 2.04(e), upon the occurrence of a Purchase Event under Section 2.04(a)(i) or 2.04(a)(ii) of this Agreement, the Company shall purchase, and the estate of the deceased Shareholder or the disabled Shareholder, as the case may be, shall sell to the Company, all of the Awarded Shares owned by such estate or such disabled Shareholder, within ninety (90) days following the receipt of notice of the applicable Purchase Event under Section 2.04(a)(i) or 2.04(a)(ii) of this Agreement.

(ii) Sale Option upon Retirement. Subject to Section 2.04(e), upon the occurrence of a Purchase Event under Section 2.04(a)(iii), the retiring Shareholder shall have the right and option to sell to the Company all of the Awarded Shares owned by such Shareholder, by giving written notice thereof to the Company within one (1) year following the occurrence of the Purchase Event, and the Company shall purchase such Awarded Shares within ninety (90) days following the receipt of such notice from the Shareholder.

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(iii) Purchase Option upon Cessation of Service. Upon the occurrence of a Purchase Event under Section 2.04(a)(iv), the Company shall have the right and option to purchase, and the Shareholder shall sell to the Company if the Company exercises such option, all of the Awarded Shares owned by the applicable Shareholder, by giving a ninety (90) day prior written notice thereof to such Shareholder within one (1) year following the occurrence of such Purchase Event.

(iv) Sale Option upon Change of Control. Upon the occurrence of a Purchase Event under Section 2.04(a)(v), each Shareholder shall have the right and option (unless such Shareholder is a Drag-Along Shareholder pursuant to Section 2.03 or such Shareholder’s Awarded Shares are purchased by a Third Party Purchaser in a Change of Control transaction) to sell to the Company all of the Awarded Shares owned by such Shareholder, by giving written notice thereof to the Company within ninety (90) days following the occurrence of the Purchase Event, and the Company shall purchase such Awarded Shares within ninety (90) days following the receipt of such notice from the Shareholder.

(c) Purchase Price. The price at which the applicable Awarded Shares shall be sold and purchased under this Section 2.04 (the “Price”) shall be the Fair Market Value on the date of the applicable Purchase Event, except in the case of a Purchase Event under: (x) Section 2.04(a)(iv) where the termination was for Cause, in which case the Price shall be Seventy Five Percent (75%) of the Fair Market Value on the date of the applicable Purchase Event; or (y) Section 2.04(a)(v) where the Price shall be determined pursuant to clause (iii) of the definition of the term “Fair Market Value” (unless such Shareholder is a Drag-Along Shareholder pursuant to Section 2.03 or such Shareholder’s Awarded Shares are purchased by a Third Party Purchaser in a Change of Control transaction).

(d) Closing and Method of Payment.

(i) Closing. The closing of any purchase or sale of the Awarded Shares pursuant to this Section 2.04 (the “Closing”) shall take place remotely via the exchange of executed documents, as applicable, on the fifth (5th) Business Day following the date upon which all periods, during which the Company has an option or an obligation to purchase the Awarded Shares under this Section 2.04, have expired (the “Closing Date”) or at such other time and place as the parties otherwise mutually agree in writing. At the Closing, the parties shall take such actions and make such deliveries as set forth in Sections 2.04(d)(ii) and (iii) below, which actions and deliveries shall be deemed to occur simultaneously at the Closing.

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(ii) Awarded Shares. At the Closing, the Shareholder, an administrator or executor of the estate of the deceased Shareholder, or a duly appointed representative of the disabled Shareholder, as applicable, shall deliver certificates, if any, evidencing the Awarded Shares, which are the subject of the purchase by the Company, together with one or more stock transfer powers, signature guaranteed, and such other instruments as reasonably required to effect the sale of the Awarded Shares to the Company in accordance with the terms of this Agreement.

(iii) Payment. The Company shall pay the Price in cash, by wire transfer of immediately available funds, and at the Company’s option, in one lump sum on the Closing Date, or in three equal installments on each of the Closing Date, and the first and second anniversaries of the Closing Date, together with interest at the Rate on the two final payments.

(e) Rule 144. Notwithstanding anything to the contrary contained herein, following the consummation of a Qualified Public Company Transaction, Section 2.04(b)(i) and (ii) shall be applicable to a Shareholder’s sale of the Awarded Shares only if such Shareholder’s Awarded Shares may not be sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision) (“Rule 144”).

ARTICLE III

PIGGYBACK REGISTRATION RIGHTS

Section 3.01 Notice and Registration.

(a) Piggyback Registration. If the Company proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other Person), on a form and in a manner that would permit registration of Shares for sale to the public under the Securities Act (a “Piggyback Registration”), it will give at least fifteen (15) days’ advance written notice to the Shareholders of its intention to do so, and upon the written request of any or all of the Shareholders, other than Omega Flex, delivered to the Company within ten (10) days after the giving of any such notice (which request shall specify Shares intended to be disposed of by such Shareholders), the Company will use its reasonable best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all Shares which the Company has been so requested to register by such Shareholders (which shall then become Selling Shareholders), to the extent required to permit the disposition (in accordance with the same method of disposition as the Company proposes to use to dispose of the other securities) of Shares to be so registered; provided, however, that:

(i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to delay registration of, or not to register, such other securities, the Company may, at its election, give written notice of such determination to the Selling Shareholders (or, if prior to the expiration of the 15-day period described above in this Section 3.01, the Shareholders) and, thereupon, (i) in the case of a determination to delay registration, the Company shall be permitted to delay registering such Shares for the same period as the delay in registering such other securities and (ii) in the case of a determination not to register, the Company shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.01), without prejudice, however, to the rights (if any) of any Selling Shareholders immediately to request to include such Shares in any subsequent Piggyback Registration pursuant to this Article III;

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(ii) the Company shall not be required to effect any registration of Shares under this Article III incidental to the registration of any of its securities (i) on Form S-4 or S-8 or any successor or similar forms, (ii) relating to equity securities issuable upon exercise of employee stock or similar options or in connection with any employee benefit or similar plan of the Company or (iii) in connection with an acquisition of, or an investment in, another entity by the Company;

(iii) if a Piggyback Registration is an underwritten registration on behalf of the Company (whether or not selling security holders are included therein) and the managing underwriters advise the Company in writing that in their opinion the number of securities, including Shares, requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the marketability of the offering or the market for Common Stock (the “Piggyback Maximum Number”), the Company shall include the following securities in such registration up to the Piggyback Maximum Number and in accordance with the following priorities: (w) first, the securities the Company proposes to sell, (x) second, any other securities that the Company is required to include in such registration and (y) third, the number of Shares requested to be included in such registration by Selling Shareholders, pro rata among such Selling Shareholders on the basis of the number of Shares to be registered by all Selling Shareholders in such registration, subject to the Piggyback Maximum Number limitations set forth in (w) and (x) above.

(iv) at any time prior to the execution of an underwriting agreement with respect thereto, any Selling Shareholder may withdraw any or all of its Shares from a Piggyback Registration by providing a written notice to the Company.

(b) Selection of Professionals. In the event of any Piggyback Registration, the Company shall select the investment banks and managers to underwrite or otherwise administer the offering and the financial printer for the offering, provided further that, for the avoidance of doubt, counsel for the Selling Shareholders may be (but shall not be required to be) the same counsel as counsel for the Company in such offering.

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(c) Registration Expenses. The Company shall pay all of the Registration Expenses in connection with any registration pursuant to this Article III. As used in this Agreement, the term “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with the registration requirements set forth in this Agreement, except for: (i) underwriting discounts and underwriters’ commissions attributable to Shares being registered for sale on behalf of the Selling Shareholders, which shall be paid by the Selling Shareholders, (ii) stock transfer taxes, which shall be paid by the Selling Shareholders and (iii) the fees, disbursements and expenses of the Selling Shareholders’ counsel and accountants (other than the same counsel as the Company’s counsel), if any, in connection with the registration of Shares to be disposed of under the Securities Act.

(d) Registration Procedures.

(i) No Selling Shareholder may participate in any underwritten offering hereunder unless such Selling Shareholder (a) agrees to sell such Selling Shareholder’s Shares on the basis provided in any underwriting agreements or other applicable agreements, approved by the Company or other Persons entitled to approve such agreements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, other applicable agreements and other documents reasonably required under the terms of such underwriting or other agreements or this Agreement.

(ii) Each Selling Shareholder agrees that, in connection with any Piggyback Registration pursuant to this Agreement, it will not prepare, use or refer to any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company, such approval not to be unreasonably withheld, conditioned or delayed, and will not distribute any written materials in connection with any offering of Shares registered under any Registration Statement pursuant to this Agreement other than the applicable prospectus and any such free writing prospectus so authorized.

(e) Underwriting. In connection with any registration under Article III which involves, in whole or in part, an offering, the Company will enter into an underwriting agreement or other applicable agreement for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in such agreement, with respect to that offering. The Company may require that Shares requested to be registered pursuant to Article III be included in such offering on the same terms and conditions as shall be applicable to the other securities being sold under such registration; provided, however, that no Selling Shareholder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Shareholder and such Shareholder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 3.02 hereof.

(f) Listing and Other Requirements. In connection with the registration of any offering of Shares pursuant to this Agreement, the Company agrees to use its reasonable best efforts to effect the listing of such Shares on any securities exchange on which any shares of Common Stock are then listed and otherwise facilitate the public trading of such Shares. The Company will take all other lawful actions reasonably necessary and customary under the circumstances to expedite and facilitate the disposition by the Selling Shareholders of Shares registered pursuant to this Agreement as described in the prospectus relating thereto, including timely preparation and delivery of stock certificates, if any, in appropriate denominations and furnishing any required instructions or legal opinions to the Company’s transfer agent in connection with Shares sold or otherwise distributed pursuant to an effective Registration Statement; provided that the Company may satisfy its obligations under this Section 3.01 without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System.

(g) Termination of Registration Rights. The Shareholders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares when: (i) a Registration Statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such Registration Statement; (ii) such Shares may be sold to the public pursuant to Rule 144 without being subject to any limitations of such rule; (iii) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company (if applicable) and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; or (iv) such Shares shall have ceased to be outstanding.

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Section 3.02 Indemnification and Contribution.

(a) In the event of any registration of any Shares as set forth in Section 3.01(a) of this Agreement, to the fullest extent permitted by Applicable Law, the Company will, and hereby agrees to, indemnify, hold harmless and defend each Shareholder, the directors, officers, members, partners and employees of, and each Person, if any, who controls, any Shareholder, as applicable, within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnifying party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Shares are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of Shares pursuant to the Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 3.02(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 3.02(a) shall not apply to (A) a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement, prospectus or any such amendment thereof or supplement thereto, (B) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed or (C) a Claim that is finally judicially determined to have resulted from an Indemnified Person’s fraud, gross negligence or willful misconduct.

(b) In connection with the Registration Statement in which a Shareholder is named as a “Selling Shareholder,” each such Shareholder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 3.02(a), the Company, each of its directors and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Shareholder expressly for use in such Registration Statement, prospectus or amendment or supplement thereto; and, subject to Section 3.02(c), such Shareholder will reimburse any legal or other reasonable expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 3.02(b) and the agreement with respect to contribution contained in Section 3.02(e) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Shareholder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that except to the extent that any such Claims are finally judicially determined to have resulted from a Shareholder’s fraud, gross negligence or willful misconduct, the Shareholder shall be liable under this Section 3.02(b) for only that amount of a Claim as does not exceed the net proceeds to such Shareholder as a result of the sale of Shares pursuant to such Registration Statement.

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(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 3.02 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 3.02, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel and one more local counsel (if necessary) for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Shareholders holding at least a majority in interest of Shares included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party or Indemnified Person, as applicable. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 3.02, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 3.02 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received.

(e) To the extent any indemnification contemplated hereby by an indemnifying party is prohibited or limited by applicable law, the indemnifying party shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Person or Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Person or Indemnified Party, on the other, in connection with such Violation. The relative fault of the indemnifying party, on the one hand and of the Indemnified Person or Indemnified Party, on the other hand, shall be determined by a court of law by reference to, among other things, whether the Violation relates to information supplied or actions undertaken by the indemnifying party, on the one hand, or by the Indemnified Person or Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation; provided, that in no event shall any contribution by an Shareholder hereunder exceed the amount of net proceeds to such Shareholder of Shares sold under such Registration Statement, as applicable. The amount paid or payable by a party as a result of any Claim shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 3.02 was available to such party in accordance with its terms. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Shareholders’ obligations to contribute pursuant to this Section 3.02(e) are several and not joint. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.02(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 3.02(e).

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ARTICLE IV

MISCELLANEOUS

Section 4.01 Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 4.02 Further Assurances.

In connection with this Agreement and the transactions contemplated hereby, the Company and each Shareholder hereby agrees, at the request of the Company or any other Shareholder, to execute and deliver such additional documents, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 4.03 Notices.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the Company at 427 Creamery Way, Exton, PA 19341, Attn: Secretary, and to a Shareholder, to such Shareholder’s respective mailing or email address as set forth on Schedule A (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.03):

Section 4.04 Headings.

The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 4.05 Severability.

If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 4.06 Entire Agreement.

(a) This Agreement, together with the Award Agreements and any Joinder Agreements executed after the date hereof (collectively, the “Related Agreements”), and all related Exhibits and Schedules hereto and thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(b) In the event of an inconsistency or conflict between the provisions of this Agreement and any provisions of any Related Agreement with respect to the subject matter herein, the terms of this Agreement shall control.

Section 4.07 Successors and Assigns; Assignment.

Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party except by an instrument in writing executed by the Company and Shareholders holding a majority of the issued and outstanding shares of Common Stock, and any assignment in violation of this Agreement shall be null and void. If the Company or any of its successors or permitted assigns, consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets to any other entity or engages in any similar transaction, then in each case, the Company will cause proper provision to be made so that the successors and permitted assigns of the Company will expressly assume the Company’s obligations set forth in Section 2.04 of this Agreement.

Section 4.08 No Third-party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, permitted successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.09 Amendment.

No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and Shareholders holding a majority of the issued and outstanding shares of Common Stock, provided, however, that an amendment or modification modifying the rights or obligations of any Shareholder in a manner that materially and adversely affects the rights of such Shareholder relative to the rights of other Shareholders, shall in each case be effective only with that Shareholder’s prior written consent. Any such written amendment or modification will be binding upon the Company and each Shareholder.

Section 4.10 Waiver.

No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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Section 4.11 Governing Law.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, irrespective of the choice of laws principles of the Commonwealth of Pennsylvania, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 4.12 Submission to Jurisdiction.

The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the courts of the Commonwealth of Pennsylvania located in the County of Chester. Each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by certified or registered mail to the address set forth in Section 4.03 shall be effective service of process for any suit, action, or other proceeding brought in any such court.

Section 4.13 Waiver of Jury Trial.

EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.14 Remedies.

Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 4.15 Termination.

This Agreement shall terminate upon the following events:

(a) subject to Section 4.15(c), upon the written agreement of the Company and all of the Shareholders;

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(b) upon the dissolution of the Company or in the event proceedings in bankruptcy, receivership or insolvency are instituted by or against the Company, or in the event the Company becomes insolvent or makes an assignment for the benefit of creditors; or

(c) with respect to any one Shareholder, upon disposition by such Shareholder of all Shares which such Shareholder then owns, in accordance with the terms and conditions of this Agreement.

Notwithstanding anything to the contrary contained herein, Section 3.02 and Sections 4.01 through 4.17 shall survive the termination of this Agreement and shall continue in full force and effect. No termination of this LOI shall affect the rights any party may have regarding a breach of this Agreement by another party that occurred prior to such termination.

In addition, notwithstanding anything to the contrary contained herein, the Flex-Trac, Inc. 2025 Equity Incentive Plan (the “Plan”), under which the Awarded Shares were granted pursuant to the Award Agreements, is subject to the approval of shareholders of Omega Flex at its 2025 Meeting of Shareholders, and if the Plan is not duly approved as such meeting, then, as of the date of such meeting, the Plan, any Awarded Shares granted under the Plan, and related Award Agreements shall be automatically cancelled or terminated, as applicable and become null and void and of no force and effect.

Section 4.16 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 4.17 Legend.

In addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Capital Stock shall bear a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT BY AND AMONG THE COMPANY, ITS SHAREHOLDERS AND OTHER PARTIES NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

THE COMPANY:

FLEX-TRAC, INC.

By:	/s/ Matthew F. Unger
Name:	Matthew F. Unger
Title:	Treasurer

SHAREHOLDERS:

OMEGA-FLEX, INC.

By:	/s/ Dean W. Rivest
Name:	Dean W. Rivest
Title:	Chief Executive Officer

By:	/s/ James M. Dubin
Name:	James M. Dubin

By:	/s/ David K. Evans
Name:	David K. Evans

By:	/s/ J. Nicholas Filler
Name:	J. Nicholas Filler

By:	/s/ Edwin B. Moran
Name:	Edwin B. Moran

By:	/s/ Dean W. Rivest
Name:	Dean W. Rivest

By:	/s/ Stephen M. Shea
Name:	Stephen M. Shea

By:	/s/ Susan B. Asch
Name:	Susan B. Asch

By:	/s/ David Edler
Name:	David Edler

By:	/s/ Matthew F. Unger
Name:	Matthew F. Unger

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OTHER PARTY:

Solely for purposes of Section 2.03 (Drag-Along Rights), provided the Company is not then a subsidiary of Omega Flex

By:	/s/ Stewart B. Reed
Name:	Stewart B. Reed

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EXHIBIT A

FORM OF JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Shareholders Agreement of Flex-Trac, Inc., dated as of January 2, 2025 (as the same may hereafter be amended, amended and restated, supplemented or otherwise modified, the “Agreement”). All capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Agreement.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be subject to and bound by, and to comply with the provisions of the Agreement as a Shareholder in the same manner as if the undersigned were an original signatory to such Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ______, _______.

FOR INDIVIDUALS	FOR ENTITIES

Signature	Name of Shareholder

By: __________________________________________
Print Name	Signature

Print Name:
Title:

Address:	Address:

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